                      CONSENT OF PROPERTY COUNSELORS, INC.



    We hereby consent to all references to (i) our Firm and (ii) our appraisal dated December 15, 1995 (the "Appraisal") in this Definitive Consent Solicitation Statement for NYLIFE Realty Income Partners I. L.P. (the "Partnership") and to the inclusion of a summary of the Appraisal in this Definitive Consent Solicitation Statement for the Partnership.



                                          PROPERTY COUNSELORS, INC.



                                          /s/ BRIAN D. FLANAGAN


                                          --------------------------------------

                                          Print Name:  Brian D. Flanagan


                                          Print Title:  Executive Vice President



May 21, 1996